UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2004

MARLIN BUSINESS SERVICES CORP.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	000-50448	38-3686388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Gaither Drive, Suite 170
Mount Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 479-9111

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On October 7, 2004, certain affiliates of the Registrant entered into an amendment to the Series 2000-A $125 million warehouse financing facility that, among other things, extended the termination date of this facility to October 7, 2006, reset the tangible net worth formula (as detailed in the amendment) and changed the maximum debt to equity ratio to 10-to-1. Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the Fourth Amendment to the Amended and Restated Series 2000-A Supplement to the Master Facility Agreement dated as of October 7, 2004 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch, XL Capital Assurance Inc. and Wells Fargo Bank, National Association.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Fourth Amendment to the Amended and Restated Series 2000-A Supplement to the Master Facility Agreement dated as of October 7, 2004 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch, XL Capital Assurance Inc. and Wells Fargo Bank, National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: October 12, 2004	By:	/s/ Daniel P. Dyer

Name: Daniel P. Dyer Title: Chief Executive Officer

INDEX TO EXHIBITS

10.1	Fourth Amendment to the Amended and Restated Series 2000-A Supplement to the Master Facility Agreement dated as of October 7, 2004 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch, XL Capital Assurance Inc. and Wells Fargo Bank, National Association.